EXHIBIT 99.2
EDIFY BUSINESS UNIT
A WHOLLY OWNED BUSINESS UNIT OF S1 CORPORATION
UNAUDITED BALANCE SHEETS
(in thousands)

	September 30, 2005	December 31, 2004
ASSETS
Current Assets
Cash and cash equivalents	$325	$630
Accounts receivable, net of allowances for doubtful accounts and billing adjustments of $502 and $595 in 2005 and 2004, respectively	8,070	7,039
Prepaid expenses and other current assets	1,441	1,373

Total current assets	9,836	9,042
Property and equipment, net of accumulated depreciation of $5,733 and $5,522 in 2005 and 2004, respectively	360	520
Goodwill	4,886	4,886
Other Assets	235	332

Total assets	$15,317	$14,780

LIABILITIES AND PARENT COMPANY INVESTMENT

Current Liabilities
Accounts payable	$646	$562
Accrued compensation and benefits	1,250	1,133
Accrued restructuring	317	535
Accrued other expenses	1,901	2,571
Deferred revenues	5,793	7,384

Total current liabilities	9,907	12,185
Long-Term Deferred Revenues	1,987	1,935
Accrued Restructuring, excluding current portion	—	139

Total liabilities	11,894	14,259

Commitments and Contingencies (Note 5)

Parent Company Investment	3,423	521

Total liabilities and parent company investment	$15,317	$14,780

See accompanying notes to financial statements.

EDIFY BUSINESS UNIT
A WHOLLY OWNED BUSINESS UNIT OF S1 CORPORATION
UNAUDITED STATEMENTS OF OPERATIONS
(in thousands)

	Nine Months Ended
	September 30,
	2005	2004
Revenues:
Software licenses	$7,883	$8,878
Support and maintenance	13,258	12,734
Professional services	2,965	4,740
Revenues from parent	1,316	1,584

Total revenues	25,422	27,936

Operating expenses:
Cost of software licenses	1,615	2,518
Cost of professional services, support and maintenance (1)	6,981	8,202
Selling and marketing	7,456	8,161
Product development	4,361	4,601
General and administrative	3,215	3,760
Depreciation	397	658
Amortization of acquisition intangibles	—	75

Total operating expenses	24,025	27,975

Operating income (loss)	1,397	(39)
Interest, investment and other income (expense), net	(223)	(123)

Income (loss) before income tax	1,174	(162)
Income tax expense	132	2

Net income (loss)	$1,042	$(164)

(1)	Cost of professional services, support and maintenance excludes charges for depreciation.
See accompanying notes to financial statements.

EDIFY BUSINESS UNIT
A WHOLLY OWNED BUSINESS UNIT OF S1 CORPORATION
UNAUDITED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2005	2004
Net cash provided by (used in) operating activities	$(1,928)	$1,346

Net cash used in investing activities — purchase of property and equipment and purchased technology	(237)	(447)

Net cash provided by (used in) financing activities — changes in parent investment account	1,896	(973)

Effect of exchange rates on cash and cash equivalents	(36)	2

Net decrease in cash and cash equivalents	(305)	(72)
Cash and cash equivalents at beginning of period	630	524

Cash and cash equivalents at end of period	$325	$452

See accompanying notes to financial statements.

EDIFY BUSINESS UNIT
NOTES TO FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2005
(UNAUDITED)
1. Business
     Edify is a wholly owned business unit (“Edify” or the “Company”) of S1 Corporation (“S1”). S1 is a publicly held Atlanta, Georgia based company that sells software solutions primarily to the financial services industry. On December 30, 2005, S1 completed the sale of Edify to Intervoice, Inc. (see Note 10)
     The Edify business unit delivers voice and speech solutions for the enterprise that help companies automate their customer service facilities. Edify’s voice and speech solutions combine speech recognition, speaker verification, text-to-speech, fax, and touch-tone automation with an application development environment and natural language capabilities. Edify’s products are sold across multiple vertical markets including financial services, travel, retail and telecommunications.
     Edify derives a significant portion of its revenues from licensing its solutions and providing professional services. It generates recurring revenues by charging customers a periodic fee for technical support, maintenance and enhancements.
     Edify is headquartered in Santa Clara, California with international offices in Dublin, Ireland and London, England.
2. Basis of Presentation
     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. The balance sheet at December 31, 2004 was derived from the audited balance sheet at that date. Edify believes it has included all adjustments necessary for a fair presentation of the unaudited September 30, 2005 and 2004 financial statements. Such adjustments are of a normal recurring nature. These interim financial statements should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2004, which are being filed simultaneously with these interim financial statements as part of Intervoice Inc.’s Form 8-K/A dated December 30, 2005, as amended March 15, 2006.
     The accompanying financial statements have been presented on a carve-out basis. The financial statements include the accounts of the Edify business unit of S1 Corporation. As further discussed below, certain expenses in the financial statements include allocations from S1. Edify believes that the allocations are made on a reasonable basis; however, the financial statements may not necessarily reflect the financial position of Edify if Edify had been a separate, stand-alone entity during the periods presented. All significant intracompany balances have been eliminated as part of this combination. All significant intercompany balances are included as a component of parent company investment in the accompanying Balance Sheets. The increase in parent company investment for the nine months ended September 30, 2005 is comprised primarily of the net income of Edify for such period and additional net cash investments made by S1 during the period.
     These financial statements include the accounts of Edify Holdings Co., Inc., a Delaware corporation and its wholly owned subsidiary, Edify Corporation, a Delaware corporation and its wholly owned subsidiaries, Edify Ireland, LTD, an Ireland corporation, and Edify EMEA, a United Kingdom corporation, and transactions related to the sale and provision of Edify products and related services that occur at S1 locations on behalf of the Edify business unit.
     The Edify business unit was acquired by S1 in 1999. These financial statements reflect goodwill of $3.0 million resulting from that transaction. In addition, as part of the acquisition of Point Holdings, Ltd. by S1, a portion of that acquired business was assigned to the Edify business unit, and related goodwill was recorded in the Edify business unit. The financial statements reflect goodwill of $1.9 million resulting from this assignment.
Allocation methodology
     The accompanying financial statements have been presented on a carve-out basis. To the extent that an asset, liability, revenue or expense is identifiable and directly related to Edify, it is reflected in the accompanying financial statements. Certain expenses in the financial statements include allocations from S1. These allocations have been calculated based upon revenue or headcount. Edify believes the allocations are made on a reasonable basis; however, the financial statements may not necessarily reflect the financial position of Edify if Edify had been a separate, stand-alone entity during the period presented. Edify was charged $0.6 million of overhead costs related to Edify’s share of S1’s shared administrative functions in each of the nine month periods ended September 30, 2005 and 2004. These costs are included in general and administrative expenses and are primarily related to accounting, human resources and legal services.

Foreign currency translation
     Edify translates the financial statements of its international subsidiaries into U.S. dollars at current exchange rates, except for revenues and expenses, which are translated at average exchange rates during each reporting period. Currency transaction gains or losses, which are included in the results of operations, are immaterial for all periods presented. Net exchange gains or losses resulting from the translation of assets and liabilities are included as a component of parent equity.
3. Restructuring Costs
     In the third quarter of 2003, Edify completed the process of reorganizing its business to align costs with expected revenues. As a result, it hired a new general manager, reduced the workforce and closed and consolidated several Edify office facilities worldwide. The restructuring reserves as of September 30, 2005 and December 31, 2004 totaled $0.3 million and $0.7 million, respectively. Utilization of the reserves totaled $ 0.4 million for each of the nine month periods ended September 30, 2005 and 2004. The remaining restructuring reserve at September 30, 2005 relates to future rent expense for vacated facilities, net of sublease income, and other costs. The leases expire on various terms through March 2006.
4. Accrued Other Expenses
     Accrued other expenses consist of the following (in thousands):

	September 30,	December 31,
	2005	2004
Accrued third party license costs	$1,383	$935
Other	518	1,636

	$1,901	$2,571

5. Commitments and Contingencies
Contractual commitments
     In the normal course of business, Edify enters into contracts with vendors. Some of these contracts include provisions for fixed or minimum purchase quantities. Edify does not believe that it will fail to meet its contractual commitments to an extent that will result in a material adverse effect on its financial position or results of operations.
     In the normal course of business, Edify enters into contracts with customers. These contracts contain commitments including, but not limited to, minimum standards and time frames against which Edify’s performance is measured. In the event Edify does not meet its contractual commitments with its customers, Edify may incur penalties and/or certain customers may have the right to terminate their contracts with the Company. Edify does not believe it will fail to meet its contractual commitments to an extent that will result in a material adverse effect on its financial position or results of operations.
Guarantees
     Edify typically grants its customers a warranty that guarantees that Edify products will substantially conform to current specifications for 90 days from the delivery date. Edify also indemnifies its customers from third party claims of intellectual property infringement relating to the use of its products. Historically, costs related to these guarantees have not been significant.
Litigation
     There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the Edify business unit is a party or to which their property is subject.
6. Income Taxes
     For purposes of these carve-out financial statements, Edify has allocated income tax expense using the separate return method. The Company recognizes deferred income tax assets and liabilities for differences between the financial statement carrying amounts and the tax bases of assets and liabilities which will result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. It then establishes a valuation allowance to reduce the deferred income tax assets to the level at which the Company believes it is more likely than not that the tax benefits will be realized. Realization of the tax benefits associated with deductible temporary differences and operating loss and tax credit carryforwards depends on having sufficient taxable income within the carryback and carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include (1) future taxable income that will result from the reversal of existing taxable temporary differences and (2) future taxable income generated by future operations. Because of the uncertainties with respect to its ability to achieve and sustain profitable operations in the future, Edify has recorded a valuation allowance to offset substantially all of its net deferred income tax assets. Tax expense for the nine months ended September 30, 2005 is provided at a rate substantially less than the 35% U.S. federal statutory rate primarily because of the utilization of fully reserved net operating losses. Tax expense for the nine months ended September 30, 2004 results from limitations on the Company’s ability to benefit net operating losses as discussed above and from the effect of certain foreign taxes.
7. Stock Based Compensation
     Edify accounts for its stock option plans in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” As such, it records compensation expense on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Additionally, if a modification is made to an existing grant, any related compensation expense is calculated on the date both parties accept the modification and recorded on the date the modification becomes effective. Otherwise, Edify does not record stock compensation expense when it grants stock options to Edify employees.
     Had Edify determined compensation cost based on the fair value at the grant date for stock options and stock purchase rights under SFAS No. 123, net income would have been reduced or net loss would have increased as indicated below (in thousands):

	For the Nine Months Ended
	September 30,
	2005	2004
Net income (loss), as reported	$1,042	$(164)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects
Edify Plans	(18)	(50)
S1 Stock Option Plans	(24)	(146)

Pro forma net income (loss)	$1,000	$(360)

     The effect of applying SFAS No. 123 for providing these pro forma disclosures is not necessarily representative of the effects on reported net income (loss) in future periods.
8. Geographic Disclosures and Major Customers
     Revenues from international customers totaled $5.2 million and $6.3 million for the nine months ended September 30, 2005 and 2004.
     For the nine months ended September 30, 2005 and 2004, no customers individually contributed 10% or more of total revenues.
9. Related Party Transactions
S1 Corporation and its other subsidiaries
     S1 and Edify entered into business agreements in order to provide for the sale and provision of related services of Edify’s products to S1’s financial institution customers. The agreements grant S1 the sole and exclusive license to market, distribute and sublicense the Edify products in object code form to financial institution end users until January 1, 2006. In these transactions, S1 records 100% of the revenue on sales of licenses and related maintenance and support fees to its financial institution customers and records a related cost which is payable to Edify. Edify records the fee payable by S1 as revenue at the time S1 recognizes revenue on its third party sale for license revenue and recognizes the fee payable by S1 for maintenance and support ratably over the service term. These revenues, which totaled $1.3 million and $1.6 million for the nine months ended September 30, 2005 and 2004, respectively, are recorded as revenues from parent in the statement of operations.
     Under a support agreement, Edify engaged S1 to provide Level 1 Support Services with respect to certain end user customer contracts under Edify reseller agreements, primarily in the Asia Pacific region. Edify agreed to pay S1 a service fee calculated as fifty percent of the support and maintenance revenue. For each of the nine month periods ended September 30, 2005 and 2004, Edify paid S1 $0.1 million under this agreement.

     Edify Ireland Limited and S1 Ireland Limited entered into an agreement for the subcontracting of certain services. Under this agreement, Edify Ireland rents office space from S1 Ireland and paid $0.1 million during each of the nine month periods ended September 30, 2005 and 2004 for such office space.
10. Subsequent Event
     On December 30, 2005, S1 sold its Edify business unit to Intervoice, Inc., for $33.5 million in cash. Intervoice is a publicly held Dallas, Texas based company that provides converged voice and data applications for the network and enterprise markets. S1 has contracted to continue to be a reseller of Edify products following the sale.